November 5, 2014

Banner Corporation

10 South First Avenue

Walla Walla, Washington 99362

Attention: Mark J. Grescovich, Chief Executive Officer

Facsimile: (509) 526-8891

Ladies and Gentlemen:

Reference is made to the Agreement and Plan of Merger, dated as of the date hereof, by and among SKBHC Holdings LLC, a Delaware limited liability company (“Holdings”), Starbuck Bancshares, Inc., a Minnesota corporation (“Silicon”), and Banner Corporation, a Washington corporation (“Boron”) (such agreement, the “Merger Agreement”). Certain capitalized terms used in this investor letter agreement shall have the meanings ascribed to such terms in Section 7.

The undersigned, collectively a Major Silicon Member (the “Subject Sellers”), will receive at the Effective Time cash and shares of Boron Common Stock and Boron Non-Voting Common Stock as part of the Merger Consideration (such shares, the “Merger Consideration Shares”). In order to induce Boron to enter into the Merger Agreement and for other good and valuable consideration, the Subject Sellers and Boron have entered into this investor letter agreement (this “Agreement”). Boron has provided to the Subject Sellers true and complete copies of the investor letter agreements to be entered contemporaneously herewith by the other Major Silicon Members and Boron.

1.                     Commitment to Comply with Requirements of Regulatory Agencies and Governmental Entities. The Subject Sellers shall (a) if required by the staff of the Federal Reserve Board in connection with obtaining the Requisite Regulatory Approvals, promptly deliver to the Federal Reserve Board executed passivity and anti-association commitments substantially in the form attached hereto as Annex A (or in such other form as may be reasonably required by the Federal Reserve Board that is no less favorable in any material respect to the Subject Sellers than the commitments attached hereto as Annex A) and (b) if required by the staff of the Federal Reserve Board or FDIC, use its commercially reasonable efforts to promptly provide directly to the Federal Reserve Board or FDIC, as applicable, such information about the Subject Sellers as is reasonable and customary in connection with obtaining the Requisite Regulatory Approvals. The Subject Sellers shall not be required to provide any information specified in the foregoing clause (b) directly to Silicon, Boron or any other Silicon Shareholder. Notwithstanding anything herein to the contrary, except as set forth in the first sentence of this Section 1, the Subject Sellers and their Affiliates (other than, to avoid doubt, Holdings and its Subsidiaries) shall not be required to file any applications, notices, petitions or filings with, or seek any permits, consents or approvals, or authorizations from, any Regulatory Agency or Governmental Entity in connection with the transactions contemplated by the Merger Agreement or the Bank Merger. The failure of any Affiliate (including any Affiliate not listed on Annex D)

of the Subject Sellers to execute and deliver passivity and anti-association commitments in the form required to be delivered by the Subject Sellers pursuant to this Section 1 by any Controlled Affiliate of the Subject Sellers not a party hereto shall be deemed a breach of this Section 1 by the Subject Sellers.

2.                   Transfer Restrictions.

(a)          Each Subject Seller agrees to the following terms and conditions regarding such Subject Seller’s ownership of the Merger Consideration Shares:

(i)	Such Subject Seller shall not Transfer any Holdings Common Interests or Holdings Management Units (in each case other than through the exercise or conversion of any such securities pursuant to their terms or the terms of the Merger Agreement) between the date hereof and the Closing, other than Transfers to a Controlled Affiliate of such Person that agrees to be bound by the provisions of this Agreement as if it were a Subject Seller hereunder (a “Permitted Transferee”).
(ii)	Neither such Subject Seller nor any of its Permitted Transferees shall Transfer any of the Merger Consideration Shares, other than to a Permitted Transferee, prior to the date that is thirty (30) days after the Closing Date (the “Lockup Termination Date”).
(iii)	In the event that following the date hereof and prior to the Lockup Termination Date any Permitted Transferee ceases to be a Controlled Affiliate of the applicable Transferring Seller, then any prior Transfer to such Person pursuant to such exception in (i) or (ii) above shall become null and void and ownership and title to any such securities so Transferred shall revert to such applicable Transferring Seller. Such Subject Seller shall promptly, and in any event no later than five (5) Business Days, notify Boron in writing following any Transfer to a Permitted Transferee.
(iv)	From and after the Lockup Termination Date, such Subject Seller shall not Transfer any shares of Boron Common Stock received as part of the Merger Consideration to any Person or Group who, to such Subject Seller’s Knowledge, after giving effect to such Transfer, would beneficially own eight percent (8%) or more of the outstanding shares of Boron Common Stock; provided that the restriction shall not apply to Transfers effected through an Underwritten Offering (as defined in Annex B hereto) pursuant to an exercise of the registration rights provided for in Annex B hereto, to any Person or Persons pursuant to Rule 144 (as defined in Annex B hereto) or to a Transfer to any Person or Persons not Affiliated with such Subject Seller who are acquiring majority control of Boron in a (i) merger or similar business combination transaction or (ii) a tender offer approved or recommended by the Board of Directors of Boron.

(b)         Each Subject Seller shall not, directly or indirectly, without Boron’s prior written consent:

(i)	acquire beneficial ownership of any shares of Boron Common Stock if, after such acquisition, the Subject Sellers in the aggregate would beneficially own a number of shares of Boron Common Stock and Boron Non-Voting Common Stock equal to ten percent (10%) or more of the number of outstanding shares of Boron Common Stock (as reported in the most recent Boron Report publicly filed under the Exchange Act);
(ii)	make, or in any way participate, directly or indirectly, in any “solicitation” of “proxies” to vote (as such terms are used in the rules of the SEC), or seek to advise or influence any Person with respect to the voting of any voting securities of Boron;
(iii)	form, join or in any way participate in a Group (other than with an Affiliate of such Subject Seller), with respect to any voting securities of Boron; or
(iv)	publicly disclose any intention, plan or arrangement prohibited by, or inconsistent with, the foregoing;

provided that this Section 2(b) shall in no way limit (x) the activities of any director of Boron taken in good faith solely in his or her capacity as a director of Boron or (y) the right or ability of the Subject Seller to vote any voting securities of Boron (including the Merger Consideration Shares) with respect to any matter; provided, further, that such Subject Seller does not make any public announcement or public communication with respect to the manner in which such Subject Seller intends to vote such voting securities with respect to any matter. Such Subject Seller further agrees that it shall not, without the written consent of Boron, publicly request Boron to amend or waive any provision of this Section 2(b) (including this sentence) or do so in a manner that would require Boron to publicly disclose such request.

(c)          The foregoing restrictions on Transfer may be waived by Boron in writing with respect to any specific Transfer. The provisions in this Section 2 shall terminate and be of no further force and effect with respect to the Subject Sellers (and their Permitted Transferees) on the earlier of (i) the first date when the Subject Sellers (and any such Permitted Transferees) collectively beneficially own less than five percent (5%) of the outstanding shares of Boron Common Stock and Boron Non-Voting Common Stock (as reported in the most recent Boron Report publicly filed under the Exchange Act), excluding the dilutive effect of any primary issuances of Boron Common Stock or Boron Non-Voting Common Stock (or any other securities convertible into or exchangeable for Boron Common Stock or and Boron Non-Voting Common Stock) by Boron, and (ii) the breach, in any material respect, by Boron of any of its obligations in this Agreement.

(d)         Any Transfer or attempted Transfer of Merger Consideration Shares in violation of this Section 2 shall, to the fullest extent permitted by applicable Law, be null and void ab initio,

and Boron shall not, and shall instruct its transfer agent and other third parties not to, record or recognize any such purported transaction on the share register of Boron.

(e)          Any certificates for Merger Consideration Shares issued to a Subject Seller or any Permitted Transferee pursuant to the Merger Agreement shall bear a legend or legends (and appropriate comparable notations or other arrangements will be made with respect to any uncertificated shares) in addition to the legend contemplated by Section 2.2(b) of the Merger Agreement referencing restrictions on transfer of such Merger Consideration Shares under this Agreement which legend shall state in substance:

“The securities evidenced by this certificate are subject to restrictions on transfer set forth in an Investor Letter Agreement, dated November 5, 2014, among Boron and certain other parties thereto (a copy of which is on file with the Secretary of Boron).”

(f)          Notwithstanding the foregoing, upon the request of a holder of certificate(s) for Merger Consideration Shares, Boron agrees that it shall cause, and take all actions necessary to ensure, the prompt removal of the legend contemplated by Section 2.2(b) of the Merger Agreement and, if applicable, the legend contemplated in Section 2(e) (together with the elimination or termination of any notations or arrangements described therein) from such holder’s Merger Consideration Shares (including executing and delivering an opinion of counsel and instruction letter satisfactory to the transfer agent of Boron Common Stock) and cause the deposit of such holder’s Merger Consideration Shares in book-entry form with the appropriate unrestricted CUSIP number to the account specified by such holder, provided, that the restrictions described in such legends (or notations or arrangements) are no longer applicable (including where the Subject Sellers and their Permitted Tranferees no longer own or will own such Merger Consideration Shares).

(g)         Notwithstanding anything herein to the contrary, Goldman, Sachs & Co. and its Affiliates, other than the Subject Sellers, may engage in brokerage, investment advisory, financial advisory, anti-raid advisory, merger advisory, financing, asset management, trading, market making, arbitrage, principal investing and other similar activities conducted in the ordinary course of their Affiliates’ business, other than with respect to the Boron capital stock included in the Merger Consideration; provided that in connection with such activities Goldman, Sachs & Co. and such other Affiliates implement and maintain information barriers and other procedures reasonably designed to prevent the individuals engaged in such activities from having access to confidential information regarding Boron and its Subsidiaries that is available to the Subject Sellers (and their representative on Boron’s Board of Directors) as a result of its investment contemplated hereby.

3.                   Registration Rights. The Subject Sellers shall have the registration and other rights on the terms set forth in Annex B hereto (the “Registration Rights Annex”) and Boron and the Subject Sellers hereby agree to such terms.

4.	Board Representation

(a)          At any time from and after the Effective Time, at the written request of the Subject Sellers, Boron shall cause one (1) representative designated by the Subject Sellers to be elected or appointed to the Board of Directors of Boron, which representative shall (i) be reasonably acceptable to the Board of Directors of Boron, (ii) not be a person who is an officer or employee of Holdings or any of its Subsidiaries as of the date hereof, (iii) satisfy all director qualifications reasonably required by Boron and shall agree to comply with all policies of Boron (including as to ethics, confidentiality and trading) in each case in effect from time to time that apply to all nominees for the Board of Directors of Boron and (iv) be eligible to serve on the Board of Directors of Boron under the Depository Institution Management Interlocks Act, 12 U.S.C. 3201 et seq., and the federal banking agencies’ implementing regulations thereunder, including the Federal Reserve Board’s Regulation L, 12 C.F.R. Part 212, in each case as they may be amended from time to time (a “Qualified Nominee”, and any such Qualified Nominee to be appointed to the Board of Directors of Boron, a “Board Representative”). Any Board Representative elected or appointed to the Board of Directors of Boron shall, at the Subject Sellers’ election, also be appointed to Boron Bank’s Board of Directors at the time of his or her appointment or election to the Board of Directors of Boron. Boron Bank shall take all action necessary to facilitate any such appointment to Boron Bank’s Board of Directors.

(b)         From and after the election or appointment of a Board Representative pursuant to Section 4(a), (i) at each meeting of the shareholders of Boron at which directors of Boron are to be elected (including any annual meeting of shareholders) and at which the term of such Board Representative shall expire, the Board of Directors of Boron shall nominate and recommend for election one (1) Qualified Nominee designated by the Subject Sellers to serve as a Board Representative and Boron shall use its reasonable best efforts to cause such person to be elected to serve as a director on the Board of Directors of Boron and shall solicit proxies for such person to the same extent as it does for any of its other nominees to the Board of Directors (it being understood that such Qualified Nominee shall not be in addition to the person designated by the Subject Seller to be appointed to the Board of Directors of Boron at the Effective Time pursuant to the prior paragraph and that the Subject Sellers’ right to designate a Qualified Nominee to serve on the Board of Directors of Boron at any given time shall be limited to one (1) person), provided that such efforts will not require Boron to postpone its annual meeting of shareholders or take extraordinary solicitation efforts not taken with regard to the other nominees to the Board of Directors of Boron, including that Boron shall not be obligated to pay extraordinary costs with regard to the election of such Qualified Nominee as director; provided, further, that, if at any time after his appointment to the Board of Directors of Boron, the Board Representative ceases to be a Qualified Nominee, such representative shall not continue to serve as the Board Representative; and (ii) upon the death, disability, retirement, resignation, removal or other vacancy of a director designated by the Subject Sellers, the Board of Directors of Boron shall appoint as a director to fill the vacancy so created a Qualified Nominee designated by the Subject Sellers to fill such vacancy.

(c)          Each Board Representative shall be entitled to the same compensation and same indemnification and insurance coverage in connection with his or her role as a director as the other members of the Board of Directors of Boron, and shall be entitled to reimbursement for documented, reasonable out-of-pocket expenses incurred in attending meetings of the Board of Directors of Boron or any committees thereof, to the same extent as the other members of the Board of Directors of Boron. Boron shall notify each Board Representative of all regular and special meetings of the Board of Directors of Boron and shall notify each Board Representative of all regular and special meetings of any committee of the Board of Directors of Boron of which such Board Representative is a member. Boron shall provide each Board Representative with copies of all notices, minutes, consents and other materials provided to all other members of the Board of Directors of Boron concurrently as such materials are provided to the other members.

(d)         Boron’s obligations under this Section 4 shall terminate and be of no further force or effect on the earlier of (i) such time as the Subject Sellers (and any Permitted Transferees) collectively beneficially own less than five percent (5%) of the outstanding shares of Boron Common Stock and Boron Non-Voting Common Stock (as reported in the most recent Boron Report publicly filed under the Exchange Act), excluding the dilutive effect of any primary issuances of Boron Common Stock or Boron Non-Voting Common Stock (or any other securities convertible into or exchangeable for Boron Common Stock or and Boron Non-Voting Common Stock) by Boron, and (ii) the breach, in any material respect, by the Subject Sellers of any of its obligations in this Agreement.

5.                     Representations and Warranties of the Subject Sellers. Each Subject Seller represents and warrants to Boron as of the date hereof that:

(a)          The Subject Sellers collectively are the sole record and beneficial owner of the Holdings Common Interests or Holdings Management Units, as applicable, set forth on Annex C and such securities constitute all of the securities of Holdings collectively owned of record or beneficially owned by such Subject Sellers.

(b)         Such Subject Seller is duly organized, is validly existing and in good standing under the Laws of its jurisdiction of organization. Such Subject Seller has full power and authority to execute and deliver this Agreement, to perform its obligations under this Agreement and to consummate the transactions contemplated hereby.

(c)          Neither the execution and delivery of this Agreement by such Subject Seller, nor the consummation of the transactions contemplated hereby, nor compliance by such Subject Seller with any of the terms or provisions hereof will (i) violate any provision of such Subject Seller’s organizational documents or (ii) assuming the consents and approvals referred to in Section 3.4 of the Merger Agreement are duly obtained, conflict with, violate any provision of, or require the consent or approval of any Person under applicable Law or any contract or agreement to which such Subject Seller is a party.

(d)         The execution, delivery and performance of this Agreement by such Subject Seller has been duly authorized by all necessary action on the part of such Subject Seller. This Agreement has been duly executed and delivered by such Subject Seller and, assuming the due authorization, execution and delivery by each of the other parties hereto, constitutes a valid and binding obligation of such Subject Seller, enforceable against such Subject Seller in accordance with its terms, except as may be limited by the Enforceability Exceptions.

(e)          Such Subject Seller: (i) is acquiring the Merger Consideration Shares for its own account, solely for investment and not with a view toward, or for sale in connection with, any distribution thereof in violation of any federal or state securities or “blue sky” laws, or with any present intention of distributing or selling the Merger Consideration Shares in violation of any such laws, (ii) has such knowledge and experience in financial and business matters and in investments of this type that it is capable of evaluating the merits and risks of its investment in the Merger Consideration Shares and of making an informed investment decision and (iii) is an “accredited investor” within the meaning of Rule 501(a) under the Securities Act. Such Subject Seller has requested, received, reviewed and considered all information that such Subject Seller deems relevant in making an informed decision to invest in the Merger Consideration Shares, has had an opportunity to discuss Boron’s business, management and financial affairs with its management and also had an opportunity to ask questions of officers of Boron that were answered to such Subject Seller’s satisfaction and has received and reviewed a copy of this Agreement and the Merger Agreement. Such Subject Seller understands that Boron is relying on the statements contained herein to establish an exemption from registration under the Securities Act and under state securities laws and acknowledges that the Merger Consideration Shares are not registered under the Securities Act or any other applicable Law and that the Merger Consideration Shares may not be Transferred except pursuant to the registration provisions of the Securities Act or pursuant to an applicable exemption therefrom.

(f)          Such Subject Seller hereby irrevocably consents to, and irrevocably waives, any rights it may have to object to or dissent from (whether under the Holdings LLC Agreement, applicable Law or otherwise), Holdings and Silicon’s execution and delivery of the Merger Agreement and the consummation of the transactions contemplated thereby (including the Merger and the Bank Merger) in accordance with the terms and subject to the conditions of the Merger Agreement.

(g)         Such Subject Seller is not relying on Holdings, Silicon, Boron, or any of their respective agents, representatives or Affiliates for its decision to execute and deliver this Agreement and to invest in the Merger Consideration Shares.

6.                     Representations and Warranties of Boron. Boron represents and warrants to the Subject Sellers as of the date hereof that:

(a)          Boron is a corporation duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization. Boron has full corporate power and authority to execute and deliver this Agreement, to perform its obligations under this Agreement and to consummate the transactions contemplated hereby.

(b)         Neither the execution and delivery of this Agreement by Boron, nor the consummation of the transactions contemplated hereby, nor compliance by Boron with any of the terms or provisions hereof will (i) violate any provision of the Articles of Incorporation of Boron or Bylaws or (ii) assuming the consents and approvals referred to in Section 4.4 of the Merger Agreement are duly obtained, conflict with, violate any provision of, or require the consent or approval of any Person under applicable Law or any contract or agreement to which Boron is a party.

(c)          The execution, delivery and performance of this Agreement by Boron has been duly authorized by all necessary corporate action on the part of Boron. This Agreement has been duly executed and delivered by Boron and, assuming the due authorization, execution and delivery by each of the other parties hereto, constitutes a valid and binding obligation of Boron, enforceable against Boron in accordance with its terms, except as may be limited by the Enforceability Exceptions.

7.                     Definitions. Capitalized terms used but not otherwise defined in this Agreement shall have the meanings ascribed to such terms in the Merger Agreement. As used in and for purposes of this Agreement, the following terms have the following meanings:

“Agreement” shall have the meaning set forth in the Preamble.

“Affiliate” means, with respect to a specified Person, any Person that directly or indirectly controls, is controlled by, or is under common control with, such specified Person; provided, however, that other than for purposes of Section 2(b), no portfolio company of any investment fund, vehicle or account advised, managed or sponsored by any Silicon Holder or its Affiliates shall be deemed an Affiliate of Silicon, any of its Subsidiaries or any Silicon Holder for purposes of this Agreement.

“beneficial owner” and words of similar import have the meaning assigned to such terms in Rule 13d-3 promulgated under the Exchange Act as in effect on the date of this Agreement; provided, however, that for purposes of this Agreement, a Person shall be deemed to be the beneficial owner of (i) any securities which may be acquired by such Person upon the exercise of any rights (irrespective of whether the right to acquire such securities is exercisable immediately or only after the passage of time, including the passage of time in excess of sixty (60) days, the satisfaction of any condition, the occurrence of any event or any combination of the foregoing) and (ii) any securities which are the subject of any Derivatives Contract (without regard to any short or similar position under the same or any other Derivatives Contract) to which such Person is a Receiving Party. The term “beneficially own” has a meaning correlative to the foregoing.

“Board Representative” shall have the meaning set forth in Section 4(a).

“Boron” shall have the meaning set forth in the Preamble.

“Controlled Affiliate” means any Affiliate of the specified Person that is, directly or indirectly, controlled by or under common control with the specified Person.

“Derivatives Contract” means a contract between two parties (the “Receiving Party” and the “Counterparty”) that is designed to produce economic benefits and risks to the Receiving Party and/or voting rights that correspond substantially to the ownership by the Receiving Party of a number of securities specified or referenced in such contract, regardless of whether obligations under such contract are required or permitted to be settled through delivery of cash, securities or other property.

“Group” has the meaning assigned to such term in Section 13(d)(3) of the Exchange Act.

“Holdings” shall have the meaning set forth in the Preamble.

“Subject Seller’s Knowledge” means, as to a Subject Seller, the actual knowledge of such Subject Seller; provided that, as to such Subject Seller, in respect of any Transfer of shares of Boron Common Stock, (i) in no event shall (x) the knowledge of such Subject Seller’s broker

(including any Affiliate) be imputed to such Subject Seller or (y) such Subject Seller have any obligation to make any inquiry or investigation as to the identity of the purchaser party such Transfer, and (ii) if such Subject Seller has actual knowledge of the identity of the purchaser party to such Transfer, such Subject Seller shall only be required to search the SEC’s Edgar system to establish whether or not such purchaser beneficially owns five percent (5%) or more of the outstanding shares of Boron Common Stock.

“Lockup Termination Date” shall have the meaning set forth in Section 2(a)(ii).

“Merger Consideration Shares” shall have the meaning set forth in the Recitals.

“Permitted Transferee” shall have the meaning set forth in Section 2(a)(i).

“Qualified Nominee” shall have the meaning set forth in Section 4(a).

“Silicon” shall have the meaning set forth in the Preamble.

“Subject Seller” shall have the meaning set forth in the Recitals.

“Subject Seller Group” shall have the meaning set forth in Section 1.

“Transfer” means (i) any direct or indirect sale, assignment, disposition or other transfer, either voluntary or involuntary, of any capital stock or interest in any capital stock or (ii) in respect of any capital stock or interest in any capital stock, to enter into any swap or any other agreement, transaction or series of transactions that hedges or transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of such capital stock or interest in capital stock, whether any such transaction, swap or series of transactions is to be settled by delivery of securities, in cash or otherwise.

“Transferring Seller” means a Subject Seller that Transferred any of its Merger Consideration Shares in accordance with Section 2(b) or Transferred any of its Holdings Common Interests or Holdings Management Units in accordance with Section 2(a).

8.                     Miscellaneous

(a)          This Agreement shall become effective immediately upon execution by each of the parties hereto and shall automatically terminate (without any further obligation or liability of any party hereto) on any termination of the Merger Agreement prior to the Effective Time.

(b)         This Agreement and all of the agreements contained herein and the rights, interests or obligations hereunder shall bind and inure to the benefit of the respective successors and assigns of the parties hereto.

(c)          The parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement. When a reference is made in this Agreement to Articles, Sections, Annexes, Exhibits or

Schedules, such reference shall be to an Article or Section of or Annexes, Exhibit or Schedule to this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Any reference herein to this “Agreement” shall include any Annexes, Exhibits and Schedules hereto.

(d)         The words “hereof,” “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation,” whether or not they are in fact followed by those words or words of like import. “Writing,” “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any agreement or contract are to that agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof. References to any Person include the successors and permitted assigns of that Person. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively. References to “Law,” “Laws” or to a particular statute or Law shall mean such Law or statute as amended, modified or supplemented from time to time and shall be deemed also to include any and all rules and regulation promulgated thereunder.

(e)          This Agreement shall be governed and construed in accordance with the Laws of the State of Washington, without regard to any applicable conflicts of Law.

(f)          Each party agrees that it will bring any Proceeding in respect of any claim arising out of or related to this Agreement or the transactions contemplated hereby exclusively in the Washington Courts, and, solely in connection with claims arising under this Agreement or the transactions that are the subject of this Agreement, (i) irrevocably submits to the exclusive jurisdiction of the Washington Courts, (ii) waives any objection to laying venue in any such Proceeding in the Washington Courts, (iii) waives any objection that the Washington Courts are an inconvenient forum or do not have jurisdiction over any party and (iv) agrees that service of process upon such party in any such Proceeding will be effective if notice is given in accordance with the terms of Section 9.4 of the Merger Agreement to the addresses (A) in the case of the Subject Sellers, set forth in Annex D hereto, and (B) in the case of Boron, set forth in Section 9.4 of the Merger Agreement. Each party acknowledges and agrees that any controversy which may arise under this Agreement is likely to involve complicated and difficult issues, and therefore each such party hereby irrevocably and unconditionally waives, to the extent permitted by applicable Law at the time of institution of the applicable litigation, any right such party may have to a trial by jury in respect of any litigation directly or indirectly arising out of or relating to this Agreement or the transactions contemplated by this Agreement. Each party certifies and acknowledges that: (i) no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver; (ii) each party understands and has considered the implications of this waiver; (iii) each party makes this waiver voluntarily; and (iv) each party has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Paragraph.

(g)         Each party hereto agrees that irreparable damage would occur if any provision of this

Agreement were not performed in accordance with its specific terms or were otherwise breached or threatened to be breached. It is accordingly agreed that each party hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the performance of the terms and provisions hereof in the Washington Courts, without bond or other security being required, this being in addition to any other right, remedy or cause of action to which such party is entitled at law or in equity.

(h)         This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

(i)           This Agreement may only be enforced against the named parties hereto. All claims or causes of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement may be made only against the entities that are expressly identified as parties hereto or that are subject to the terms hereof, and no past, present or future director, officer, employee, incorporator, member, manager, partner, stockholder, Affiliate, agent, attorney or representative of the Subject Sellers or any other party hereto (including any person negotiating or executing this Agreement on behalf of a party hereto) shall have any liability or obligation with respect to this Agreement or with respect to any claim or cause of action, whether in tort, contract or otherwise, that may arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement and the transactions contemplated hereby and by the Merger Agreement.

* * * * * * *

Please confirm that the above correctly reflects our understanding and agreement with respect to the foregoing matters by signing the enclosed copy of this Agreement and returning such copy to us.

Very truly yours,

GS CAPITAL PARTNERS VI FUND, L.P.

By: GSCP VI Advisors, L.L.C.

Its: General Partner

By: /s/ Gil Klemann

      Name: Gil Klemann

      Title:   Vice President

GS CAPITAL PARTNERS VI GmBH &
Co. KG

By: GSCP  Advisors, L.L.C.

Its: General Partner

By: /s/ Gil Klemann

      Name: Gil Klemann

      Title:   Vice President

GS CAPITAL PARTNERS VI OFFSHORE FUND, L.P.

By: GSCP VI Offshore Advisors, L.L.C.

Its: General Partner

By: /s/ Gil Klemann

      Name: Gil Klemann

      Title:   Vice President

GS CAPITAL PARTNERS VI PARALLEL, L.P.

By: GSCP Advisors VI , L.L.C.

Its: General Partner

By: /s/ Gil Klemann

      Name: Gil Klemann

      Title:   Vice President

Agreed and accepted:

BANNER CORPORATION
By:
/s/ Mark J. Grescovich
Name: Mark J. Grescovich
Title: President and CEO

Annex A

Form of Passivity Commitments

Annex B

Registration Rights

Article I

DEFINITIONS

Section 1.01.                        Definitions. Capitalized terms used but not defined herein shall have the meanings set forth in the Merger Agreement. As used in and for purposes of this Agreement, the following terms have the following meanings:“415 Shelf Registration Statement” means a Form S-3 providing for an offering to be made on a continuous basis pursuant to Rule 415 under the Securities Act.

“Affiliate” means, with respect to a specified Person, any Person that directly or indirectly controls, is controlled by, or is under common control with, such specified Person; provided, however, that no portfolio company of any investment fund, vehicle or account advised, managed or sponsored by any Silicon Holder or its Affiliates shall be deemed an Affiliate of Silicon, any of its Subsidiaries or any Silicon Holder for purposes of this Agreement.

“Agreement” has the meaning set forth in the Preamble.

“Automatic Shelf Registration Statement” means an “automatic shelf registration statement” as defined in Rule 405 promulgated under the Securities Act.

“beneficial owner” and words of similar import have the meaning assigned to such terms in Rule 13d-3 promulgated under the Exchange Act as in effect on the date of this Agreement; provided, however, that for purposes of this Agreement, a Person shall be deemed to be the beneficial owner of (i) any securities which may be acquired by such Person upon the exercise of any rights (irrespective of whether the right to acquire such securities is exercisable immediately or only after the passage of time, including the passage of time in excess of sixty (60) days, the satisfaction of any condition, the occurrence of any event or any combination of the foregoing) and (ii) any securities which are the subject of any Derivatives Contract (without regard to any short or similar position under the same or any other Derivatives Contract) to which such Person is a Receiving Party. The term “beneficially own” has a meaning correlative to the foregoing.

“Controlled Affiliate” means any Affiliate of the specified Person that is, directly or indirectly, controlled by or under common control with the specified Person.

“Demand Notice” has the meaning set forth in Section 2.02(a).

“Demand Registration” has the meaning set forth in Section 2.02(a).

“Demand Shareholders” has the meaning set forth in Section 2.02(a).

“Derivatives Contract” means a contract between two parties (the “Receiving Party” and the “Counterparty”) that is designed to produce economic benefits and risks to the Receiving Party and/or voting rights that correspond substantially to the ownership by the Receiving Party of a number of securities specified or referenced in such contract, regardless of whether obligations under such contract are required or permitted to be settled through delivery of cash, securities or other property.

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“Equity Interests” means the shares of Boron Common Stock or other equity interests, as the case may be, of Boron, and any securities into which such shares of Boron Common Stock or other equity interests shall have been changed or any securities resulting from any reclassification or recapitalization of such shares of Boron Common Stock or other equity interests.

“FINRA” means the Financial Industry Regulatory Authority.

“Indemnified Party” has the meaning set forth in Section 2.11(c).

“Indemnified Persons” has the meaning set forth in Section 2.11(a).

“Indemnifying Party” has the meaning set forth in Section 2.11(c).

“Inspectors” has the meaning set forth in Section 2.06(a)(ix).

“Lockup Termination Date” means the date that is thirty (30) days after the Closing Date.

“Marketed Underwritten Offering” means an Underwritten Offering that involves (i) one-on-one meetings or calls between investors and management of Boron, other than any Underwritten Offering in the form of a “block trade” which requires not more than three (3) one-on-one calls between investors and management of Boron, (ii) a customary roadshow or other marketing activity that requires members of the management of Boron to be out of the office for two (2) business days or more or group meetings or calls between investors and management of Boron or (iii) any other substantial marketing effort by the underwriters over a period of at least forty-eight (48) hours.

“Opting-Out Shareholder” has the meaning set forth in Section 2.13.

“Permitted Transferee” means, with respect to any Person, a Controlled Affiliate of such Person that agrees to be bound by the provisions of this Annex as if it were the Shareholder hereunder.

“Piggyback Registration” has the meaning set forth in Section 2.03.

“Prospectus” means the prospectus (including any preliminary prospectus and any final prospectus) included in any Registration Statement, as amended or supplemented by any free writing prospectus, whether or not required to be filed with the SEC, prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by the Registration Statement and by all other amendments and supplements to the prospectus, and all material incorporated by reference in such prospectus.

“Records” has the meaning set forth in Section 2.06(a)(ix).

“Registrable Securities” means (i) all Shares that are beneficially owned by a Shareholder at any time in accordance with the terms and conditions of the Merger Agreement and (ii) all Equity Interests issued or issuable directly or indirectly with respect to the securities

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referred to in the foregoing clause (i) by way of share dividend or share split or in connection with a consolidation or other reorganization; provided, however, that any such Share or Equity Interest shall cease to be a Registrable Security if and when (x) it has been effectively registered under the Securities Act and disposed of in accordance with an effective Registration Statement covering it or (y) in the case of Shares or Equity Interests held by a Shareholder who is not an affiliate (as such term is defined in Rule 12b-2 under the Exchange Act) of Boron, it may immediately be sold under Rule 144 without any volume or manner of sale restrictions.

“Registration Statement” means any registration statement of Boron that covers Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement, including pre- and post-effective amendments, and all exhibits and all material incorporated by reference in such registration statement.

“Rule 144” means Rule 144 promulgated under the Securities Act or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such rule.

“SEC” means the U.S. Securities and Exchange Commission.

“Section 2.13 Opt-Out” has the meaning set forth in Section 2.13.

“Shares” means, with respect to each Shareholder, the shares of Boron Common Stock received as a result of (a) the Distribution in accordance with the terms and conditions of the Merger Agreement, (b) the conversion of Boron Non-Voting Common Stock received as a result of the Distribution into Common Stock in accordance with the terms of such Boron Non-Voting Common Stock, or (c) any Transfer to a Permitted Transferee.

“Shareholder” means (a) any Silicon Holder who has received Shares or any shares of Boron Non-Voting Common Stock that have not yet been converted into Boron Common Stock and (i) as of the date of the Merger Agreement, has executed an Investor Letter Agreement or (ii) prior to the Closing, has agreed to be bound the terms set forth herein as set forth in Section 6.15 of the Merger Agreement, in each case for so long as such Silicon Holder beneficially owns any Shares or any shares of Boron Non-Voting Common Stock that have not yet been converted into Boron Common Stock and (b) any Permitted Transferee to whom such Silicon Holder has Transferred any Shares, for so long as (i) such Permitted Transferee beneficially owns any such Shares and (ii) such Permitted Transferee continues to be a Controlled Affiliate of the Transferring Silicon Holder.

“Shelf Registration Statement” means an Automatic Shelf Registration Statement or a 415 Shelf Registration Statement.

“Suspension Period” has the meaning set forth in Section 2.08(a).

“Transfer” means (i) any direct or indirect sale, assignment, disposition or other transfer, either voluntary or involuntary, of any capital stock or interest in any capital stock or (ii) in respect of any capital stock or interest in any capital stock, to enter into any swap or any other agreement, transaction or series of transactions that hedges or transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of such capital stock or interest in

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capital stock, whether any such transaction, swap or series of transactions is to be settled by delivery of securities, in cash or otherwise.

“Underwriter” means, with respect to any Underwritten Offering, a securities dealer who purchases any Registrable Securities as a principal in connection with a distribution of such Registrable Securities.

“Underwriter’s Lockup” has the meaning set forth in Section 2.07(c).

“Underwritten Offering” means a public offering of securities registered under the Securities Act in which an Underwriter participates in the distribution of such securities.

“Underwritten Offering Limitations” has the meaning set forth in Section 2.01(d).

Article II

REGISTRATION RIGHTS

Section 2.01.                        Shelf Registration.

(a)                Filing. Subject to Section 2.08,

(i)                 if on the Lockup Termination Date, Boron is a well-known seasoned issuer (as defined in Rule 405 of the Securities Act), Boron will file, as promptly as practicable on or after the Lockup Termination Date (but in any event within fifteen (15) Business Days thereafter), an Automatic Shelf Registration Statement useable for the resale of Registrable Securities under the Securities Act from and after the Lockup Termination Date in accordance with the methods of distribution elected by the Shareholders. Such Automatic Shelf Registration Statement shall contain any intended methods of distribution of the Shares specified in writing by any Shareholder and contemplated hereby.

(ii)               if on the Lockup Termination Date, Boron is not a well-known seasoned issuer but is eligible to file a 415 Shelf Registration Statement, Boron will file, as promptly as practicable on or after the Lockup Termination Date (but in any event within fifteen (15) Business Days thereafter), a 415 Shelf Registration Statement useable for the resale of Registrable Securities under the Securities Act from and after the Lockup Termination Date, in accordance with the methods of distribution elected by such Shareholders and shall use its reasonable best efforts to cause such 415 Shelf Registration Statement to become effective under the Securities Act not later than the Lockup Termination Date. Such 415 Shelf Registration Statement shall contain any intended methods of distribution of the Shares specified in writing by any Shareholder and contemplated hereby.

(b)               Continued Effectiveness. Until the earlier of (i) such time as all Registrable Securities cease to be Registrable Securities or (ii) Boron is no longer eligible to maintain a Shelf Registration Statement, Boron will keep current and effective any Shelf Registration Statement filed pursuant to Section 2.01(a), and file such supplements or

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amendments to such Shelf Registration Statement as may be necessary or appropriate in order to keep such Shelf Registration Statement continuously effective and useable for the resale of Registrable Securities under the Securities Act. In the event that Boron is no longer eligible to maintain a Shelf Registration Statement, Boron shall provide written notice to the Shareholders of such ineligibility within two (2) Business Days of the date on which Boron becomes aware of such ineligibility. Boron shall use reasonable best efforts to cause the Registrable Securities to, on or prior to the Lockup Termination Date, be qualified for trading on any securities exchange on which the Boron Common Stock is listed or quoted.

(c)                Use of Shelf Registration Statement. Following the Lockup Termination Date, each Shareholder shall have the right to use any Shelf Registration Statement then effective to Transfer all or a portion of its Registrable Securities (i) in an unrestricted number of brokered transactions and (ii) Underwritten Offerings in accordance with Section 2.01(d).

(d)               Underwritten Offerings pursuant to Shelf Registration Statement. Upon the receipt by Boron of a written request from (i) any Major Silicon Member that desires to sell Registrable Securities in an Underwritten Offering that is not a Marketed Underwritten Offering or (ii) a majority of the Registrable Securities then held by the Major Silicon Members with respect to a Marketed Underwritten Offering, in each case pursuant to a Shelf Registration Statement, Boron will give written notice of such request to all other Shareholders, which notice shall be given in any event within three (3) Business Days of the date on which Boron received the initial request. Any other Shareholders that desire to sell Registrable Securities in such Underwritten Offering shall give written notice to Boron within ten (10) Business Days after the date Boron gave such other Shareholders notice of the such initial request specifying the number of Registrable Securities proposed by such Shareholder to be included in such Underwritten Offering. A Shareholder may change the number of Registrable Securities proposed to be offered in any such Underwritten Offering at any time prior to commencement of such offering so long as such change would not materially adversely affect the timing or success of such Underwritten Offering; provided, however, that Boron shall be entitled to reasonably delay an Underwritten Offering to the extent resulting from such change. Boron will cooperate with such Shareholders and any Underwriter in effecting an Underwritten Offering pursuant to the Shelf Registration Statement as promptly as reasonably practicable with respect to all such Registrable Securities, subject to the limitations and conditions with respect to Underwritten Offerings (the “Underwritten Offering Limitations”):

(i)                 Boron shall not be required to effect more than eight (8) Underwritten Offerings in the aggregate, of which no more than three (3) may be Marketed Underwritten Offerings.

(ii)               Boron shall not be required to effect (A) any Marketed Underwritten Offering within one hundred and eighty (180) days after another Marketed Underwritten Offering, and (B) any Underwritten Offering within ninety (90) days after another Underwritten Offering.

(iii)             Boron shall not be required to effect any Underwritten Offering unless the aggregate gross proceeds expected to be received from the sale of Registrable Securities in such offering is at least $50 million.

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(iv)             With respect to a Marketed Underwritten Offering only, the relevant Major Silicon Members, on the one hand, and, Boron, on the other hand, shall each be entitled to select one nationally recognized investment banking firm to serve as a lead Underwriter, with each of the two such lead Underwriters to be treated substantially the same in all respects (including underwriting discounts, fees and commissions) in respect of such Marketed Underwritten Offering, and the relevant Major Silicon Members shall have the right to select any additional Underwriters in connection with the Marketed Underwritten Offering; provided that any such additional Underwriter must be reasonably acceptable to Boron.

(v)               With respect to an Underwritten Offering that is not a Marketed Underwritten Offering, the relevant Major Silicon Members shall be entitled to select the nationally recognized investment banking firm to serve as a lead Underwriter and, if applicable, any additional Underwriters.

(e)                Effect on Demand Registration Obligations. The provisions of Section 2.02 shall not apply at any time Boron is eligible to file and maintain the effectiveness of a Shelf Registration Statement and so maintains the effectiveness of such Shelf Registration Statement.

Section 2.02.                        Demand Registration.

(a)                Demand by Shareholders. If at any time after the Lockup Termination Date and prior to Boron effecting eight (8) Underwritten Offerings pursuant to Section 2.01(d), Boron is no longer eligible to use a Shelf Registration Statement, within ninety (90) days after the written request of Shareholders holding a majority of the Registrable Securities then held by the Shareholders to register the resale of a specified amount of the Registrable Securities under the Securities Act pursuant to an Underwritten Offering (a “Demand Notice”), Boron will (i) give written notice of such request to all other Shareholders (which notice shall be given in any event within three (3) Business Days of the date on which Boron received the applicable Demand Notice) and will use its reasonable best efforts to register, in accordance with the provisions of this Agreement, all Registrable Securities that have been requested to be registered in the Demand Notice or by any other Shareholders by written notice to Boron given within ten (10) Business Days after the date Boron gave such other Shareholders notice of the Demand Notice (collectively, the “Demand Shareholders”) and (ii) will file a Registration Statement, on an appropriate form which Boron is then eligible to use, to register the resale of such Registrable Securities in an Underwritten Offering (each such registration, a “Demand Registration”). Each Demand Notice will specify the number of Registrable Securities proposed to be offered for sale. The Demand Shareholders may change the number of Registrable Securities proposed to be offered pursuant to any Demand Registration at any time prior to commencement of the offering so long as such change would not materially adversely affect the timing or success of the offering. Subject to Section 2.05 and with the written consent of Shareholders holding a majority of the Registrable Securities included in the Demand Registration (such consent not to be unreasonably withheld), Boron may include in any registration effected pursuant this Section 2.02 any securities for its own account or for the account of holders of Boron Common Stock (other than the Shareholders).

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(b)               Effective Registration. Boron will use its reasonable best efforts to (i) cause any Registration Statement filed in connection with a Demand Registration to be declared effective (unless it becomes effective automatically upon filing) as promptly as practicable after the filing thereof with the SEC and (ii) keep such Registration Statement current and effective for a period of not less than ninety (90) days or such longer period as, based upon the opinion of counsel for the underwriters, a prospectus is required by law to be delivered in connection with the sale of Registrable Securities by an underwriter or dealer. Boron further agrees to supplement or make amendments to each such Registration Statement as may be necessary to keep such Registration Statement effective for the period referred to in clause (ii) above, including (A) to respond to the comments of the SEC, if any, (B) as may be required by the registration form utilized by Boron for such Registration Statement or by the instructions to such registration form, (C) as may be required by the Securities Act or (D) as may be reasonably requested in writing by the Demand Shareholders or any Underwriter and reasonably acceptable to Boron.

(c)                Limitations. Boron’s obligations in this Section 2.02 shall be subject to the Underwritten Offering Limitations.

Section 2.03.                        Piggyback Registration. If at any time after the Lockup Termination Date and in addition to the Shareholders’ rights in Section 2.01 and Section 2.02, Boron proposes to file a registration statement under the Securities Act or consummate an Underwritten Offering with respect to an offering of Equity Interests for (a) Boron’s own account (other than a Registration Statement on Form S-4 or S-8 (or any substitute form that may be adopted by the SEC)) or (b) the account of any holder of Boron Common Stock (other than a Shareholder), then Boron shall give written notice of such proposed filing or Underwritten Offering to the Shareholders as soon as practicable (but in no event less than ten (10) Business Days before the anticipated filing date). Upon a written request given by any Shareholders to Boron within five (5) Business Days after delivery of any such notice by Boron, to include Registrable Securities in such registration or Underwritten Offering, as applicable (which request shall specify the number of Registrable Securities proposed to be included in such registration or Underwritten Offering, as applicable), Boron shall, subject to the following proviso, include all such requested Registrable Securities in such registration or Underwritten Offering, as applicable, on the same terms and conditions as applicable to Boron’s or such holder’s shares of Boron Common Stock (a “Piggyback Registration”); provided, however, that if at any time after giving written notice of such proposed filing or Underwritten Offering, as applicable, and prior to the effective date of the Registration Statement filed in connection with such registration, or the consummation of such Underwritten Offering, as applicable, Boron shall determine for any reason not to proceed with the proposed registration or disposition, as applicable, of the Equity Interests, then Boron may, at its election, give written notice of such determination to such Shareholders and, thereupon, will be relieved of its obligation to register any Registrable Securities in connection with such registration, or dispose of any Registrable Securities in connection with such Underwritten Offering, as applicable. Such Shareholders shall, subject to Section 2.06(b), enter into a customary underwriting agreement with the Underwriter or Underwriters selected by Boron with respect to any Registrable Securities sold by such Shareholders pursuant to this Section 2.03. No registration of Registrable Securities effected pursuant to a request under this Section 2.03 shall relieve Boron of its obligations under Section 2.01 or Section 2.02.

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    Section 2.04.          Withdrawal of Request for Underwritten Offering or Demand Registration. A requesting Major Silicon Member or, as applicable, requesting Shareholders holding a majority of the Registrable Securities then held by the Shareholders will be permitted to rescind a request for an Underwritten Offering pursuant to a Shelf Registration Statement or a request for a Demand Registration without having to reimburse Boron for any expenses; provided that should a requesting Major Silicon Member or, as applicable, requesting Shareholders holding a majority of the Registrable Securities that previously made such request rescind such request in writing (for the avoidance of doubt, a delay in the timing of an Underwritten Offering or a reduction in the number of Registrable Securities proposed to be offered shall not be deemed a rescission), each such rescinding Major Silicon Member or Shareholder shall promptly reimburse Boron for the reasonable out of pocket expenses incurred by Boron in connection with such request on a pro rata basis in accordance with the number of Registrable Securities that each such Major Silicon Member or Shareholder originally intended to be offered, and following such reimbursement and such request will not count as a request for an Underwritten Offering or Demand Registration for purposes of determining when future Underwritten Offerings or Demand Registrations may be requested by Major Silicon Members or Shareholders pursuant to Section 2.01 or Section 2.02.

Section 2.05.                        Reduction of Size of Underwritten Offering. Notwithstanding anything to the contrary contained herein, if the lead Underwriter(s) of an Underwritten Offering advises Boron in writing that, in its reasonable opinion the number of shares of Boron Common Stock (including any Registrable Securities) that Boron, Shareholders and any other Persons intend to include in any Registration Statement or dispose of pursuant to any Underwritten Offering exceeds the number that can be sold without materially and adversely affecting the price at which the securities can be sold, then the number of shares of Boron Common Stock to be included in the Registration Statement, or disposed of pursuant to such Underwritten Offering, as applicable, for the account of Boron, Shareholders and any other Persons will be reduced to the extent necessary to reduce the total number of securities to be included in any such Registration Statement or disposed of pursuant to such Underwritten Offering, as applicable, to the number recommended by such lead Underwriter(s); provided, however, that such reduction shall be made in accordance with the following priorities:

(a)                priority in the case of an Underwritten Offering pursuant to Section 2.01 or a Demand Registration pursuant to Section 2.02 will be (i) first, all Registrable Securities requested to be included in the Registration Statement, or disposed of pursuant to the Underwritten Offering or the Demand Registration, as applicable, for the account of the participating Major Silicon Members pursuant to Section 2.01 or Section 2.02, pro rata on the basis of the aggregate number of Registrable Securities sought to be registered or disposed of by such Major Silicon Members, (ii) second, all Registrable Securities requested to be included in the Registration Statement, or disposed of pursuant to the Underwritten Offering or the Demand Registration, as applicable, for the account of the other participating Shareholders pursuant to Section 2.01 or Section 2.02, pro rata on the basis of the aggregate number of Registrable Securities sought to be registered or disposed of by such Shareholders, (iii) third, any Boron Common Stock proposed to be offered by Boron for its own account and (iv) fourth, pro rata among any other holders of shares of Boron Common Stock requested to be registered, or disposed of, as applicable, so that the total number of shares of Common Stock to be included in

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any such offering for the account of all such Persons will not exceed the number recommended by such lead Underwriter;

(b)               priority in the case of a registration statement or Underwritten Offering initiated by Boron for its own account which gives rise to a Piggyback Registration pursuant to Section 2.03 will be (i) first, Boron Common Stock proposed to be offered by Boron for its own account, (ii) second, the Registrable Securities requested to be included in the Registration Statement, or disposed of pursuant to the Underwritten Offering, as applicable, for the account of the Shareholders pursuant to their registration rights under Section 2.03, pro rata on the basis of the aggregate number of Registrable Securities sought to be registered or disposed of by such Shareholders, and (iii) third, pro rata among any other holders of shares of Boron Common Stock requested to be registered, or disposed of, as applicable, so that the total number of shares of Boron Common Stock to be included in any such offering for the account of all such Persons will not exceed the number recommended by such lead Underwriter; and

(c)                priority in the case of a registration statement or Underwritten Offering initiated by Boron for the account of holders of Boron Common Stock other than the Shareholders pursuant to registration rights afforded to such holders pursuant to a contractual right with Boron which gives rise to a Piggyback Registration pursuant to Section 2.03 will be (i) first, pro rata among the holders of shares of Boron Common Stock requesting the offering pursuant to such contractual right, (ii) second, Registrable Securities requested to be included in the Registration Statement, or disposed of, pursuant to the Underwritten Offering, as applicable, for the account of the Shareholders pursuant to their registration rights under Section 2.03, pro rata on the basis of the aggregate number of Registrable Securities sought to be registered or disposed of by such Shareholders, (iii) third, Boron Common Stock or other Equity Interests offered by Boron for its own account and (iv) fourth, pro rata among any other holders of shares of Boron Common Stock requested to be registered, or disposed of, as applicable, so that the total number of Boron Common Stock to be included in any such offering for the account of all such Persons will not exceed the number recommended by such lead Underwriter.

Section 2.06.                        Registration Procedures. (a) In connection with the registration of the sale of Registrable Securities pursuant hereto, Boron will as promptly as reasonably practicable:

(i)                 but no less than five (5) Business Days prior to the initial filing of a Registration Statement, furnish to the relevant Shareholders, prior to the filing of a Registration Statement, copies of such Registration Statement as it is proposed to be filed, and thereafter such copies of such Registration Statement, each amendment and supplement thereto (in each case including all exhibits thereto, including each preliminary Prospectus), copies of any and all transmittal letters or other correspondence with the SEC relating to such Registration Statement, any agreement with Underwriters related to such offering and such other documents in such quantities as such Shareholders may reasonably request from time to time in order to facilitate the disposition of such Registrable Securities (including in connection with any Underwritten Offering), and give such Shareholders and their Representatives a reasonable opportunity to review and comment on the same prior to filing any such documents, it being understood that Boron shall not file any such Registration Statement containing any statements with respect to

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the Shareholders or the “Plan of Distribution” to which the Shareholders shall reasonably object in writing;

(ii)               cause Boron’s Representatives to supply all information reasonably requested by the relevant Shareholders, any Underwriter or their respective Representatives in connection with the Registration Statement or Underwritten Offering that is customarily provided by issuers and their Representatives in connection with a registration statement or Underwritten Offering;

(iii)             use its reasonable best efforts to register or qualify such Registrable Securities under such other securities or “blue sky” laws of such jurisdictions as the relevant Shareholders reasonably request; provided, however, that Boron shall in no event be required to (w) qualify generally to do business in any jurisdiction where it is not then so qualified, (x) subject itself to taxation in any jurisdiction where it is not otherwise then so subject, (y) take any action that would subject it to service of process in suits other than those arising out of the offer and sale of the securities covered by the Registration Statement or (z) consent to general service of process in any jurisdiction where it is not then so subject;

(iv)             notify the relevant Shareholders at any time when a Prospectus relating to Registrable Securities is required to be delivered under the Securities Act, of the happening of any event as a result of which Boron becomes aware that the Prospectus included in a Registration Statement or the Registration Statement or amendment or supplement relating to such Registrable Securities contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and Boron will promptly prepare and file with the SEC a supplement or amendment to such Prospectus and Registration Statement so that, as thereafter delivered to the purchasers of the Registrable Securities, such Prospectus and Registration Statement will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(v)               advise the Underwriter(s), if any, and the relevant Shareholders promptly and, if requested by such Persons, confirm such advice in writing, of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement under the Securities Act or of the suspension by any state securities commission of the qualification of the Registrable Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes. If at any time the SEC shall issue any stop order suspending the effectiveness of the Registration Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Registrable Securities under state securities or “blue sky” laws, Boron shall use its reasonable best efforts to obtain the withdrawal or lifting of such order as promptly as practicable and shall promptly notify the Shareholders in writing of any such withdrawal or lifting of such order;

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(vi)             use its reasonable best efforts to cause such Registrable Securities to be registered with or approved by such other Governmental Entities as may be necessary by virtue of the business and operations of Boron to enable the relevant Shareholders to consummate the disposition of such Registrable Securities; provided, however, that Boron shall in no event be required to (w) qualify generally to do business in any jurisdiction where it is not then so qualified, (x) subject itself to taxation in any jurisdiction where it is not otherwise then so subject, (y) take any action that would subject it to service of process in suits other than those arising out of the offer and sale of the securities covered by the Registration Statement or (z) consent to general service of process in any jurisdiction where it is not then so subject;

(vii)           enter into customary agreements (including underwriting agreements) and use reasonable best efforts to take such other actions as are reasonably requested by the relevant Shareholders in order to expedite or facilitate the disposition of such Registrable Securities, including, subject to the provisions of Section 2.01(d) with respect to Underwritten Offerings, preparing for and participating in a road show and other customary selling efforts as the Underwriters, if any, or such Shareholders reasonably request in order to expedite or facilitate such disposition;

(viii)         if requested by the relevant Shareholders or the Underwriter(s), if any, promptly include in any Registration Statement or Prospectus, pursuant to a supplement or post-effective amendment if necessary, such information as such Shareholders and such Underwriter(s), if any, may reasonably request to have included therein, including information relating to the “Plan of Distribution” of the Registrable Securities, information with respect to the number of Registrable Securities being sold to such Underwriter(s), the purchase price being paid therefor and any other terms of the offering of the Registrable Securities to be sold in such offering, and make all required filings of such Prospectus supplement or post-effective amendment as promptly as practicable after Boron is notified of the matters to be included in such Prospectus supplement or post-effective amendment;

(ix)             except to the extent prohibited by applicable Law and subject to entry into a customary confidentiality agreement or arrangement, make available, after reasonable advance notice, for inspection by the relevant Shareholders, any Underwriter participating in any disposition of such Registrable Securities and any Representative for such Shareholders and/or such Underwriter (collectively, the “Inspectors”), during business hours at the offices where such information is normally kept, any financial and other records and corporate documents of Boron (collectively, the “Records”) as will be reasonably necessary to enable them to conduct reasonable and customary due diligence with respect to Boron and the related Registration Statement and Prospectus and request the Representatives of Boron and its Subsidiaries to supply all information reasonably requested by any such Inspector; provided, however, that Records and information obtained hereunder will be used by such Inspectors only for purposes of conducting such due diligence;

(x)               use its reasonable best efforts to obtain and deliver to each Underwriter and each such Shareholder a comfort letter from the independent registered

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public accounting firm for Boron (and additional comfort letters from the independent registered public accounting firm for any company acquired by Boron whose financial statements are included or incorporated by reference in the Registration Statement) in customary form and covering such matters as are customarily covered by comfort letters as such Underwriter and such Shareholders may reasonably request; provided, however, that if Boron fails to obtain such comfort letter and the relevant offering is abandoned, then such Underwritten Offering or Demand Registration will not count as an Underwritten Offering or Demand Registration, as applicable, for purposes of determining when future Underwritten Offerings or Demand Registrations may be requested by Shareholders pursuant to Section 2.01 or Section 2.02;

(xi)             use its reasonable best efforts to obtain and deliver to each Underwriter and each such Shareholder a 10b-5 statement and legal opinion from Boron’s external counsel in customary form and covering such matters as are customarily covered by 10b-5 statements and legal opinions delivered to Underwriters in Underwritten Offerings as such Underwriter and/or such Shareholders may reasonably request; provided, however, that if Boron fails to obtain such statement or opinion and the relevant offering is abandoned, then such Underwritten Offering or Demand Registration will not count as an Underwritten Offering or Demand Registration, as applicable, for purposes of determining when future Underwritten Offerings or Demand Registrations may be requested by Shareholders pursuant to Section 2.01 or Section 2.02;

(xii)           otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the SEC and make generally available to its security holders, within the required time period, an earnings statement covering a period of twelve (12) months, beginning with the first fiscal quarter after the effective date of the Registration Statement relating to such Registrable Securities (as the term “effective date” is defined in Rule 158(c) under the Securities Act), which earnings statement will satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder or any successor provisions thereto;

(xiii)         provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by such Registration Statement not later than the effective date of such Registration Statement;

(xiv)         cooperate with such Shareholders and the lead Underwriter or Underwriters, if any, to facilitate the timely preparation and delivery of certificates representing the Registrable Securities to be sold under the Registration Statement in a form eligible for deposit with The Depository Trust Company not bearing any restrictive legends and not subject to any stop transfer order with any transfer agent, and cause such Registrable Securities to be issued in such denominations and registered in such names as the lead Underwriter or Underwriters, if any, may request in writing or, if not an Underwritten Offering, in accordance with the instructions of such Shareholders, in each case in connection with the closing of any sale of Registrable Securities;

(xv)           not later than the effective date of the applicable Registration Statement, provide a CUSIP number for all Registrable Securities;

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(xvi)         furnish to each such Shareholder and each Underwriter, if any, without charge, as many conformed copies as such Shareholder or Underwriter may reasonably request of the applicable Registration Statement and any amendment or post-effective amendment thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference);

(xvii)       make representations and warranties to such Shareholders and the Underwriters or agents, if any, in form, substance and scope as are customarily made by issuers in secondary offerings;

(xviii)     use reasonable best efforts to cooperate with each such Shareholder and each Underwriter, if any, participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with FINRA;

(xix)         use its reasonable best efforts to cause such Registrable Securities to be listed or quoted on NASDAQ or, if Boron Common Stock is not then listed on NASDAQ, then on such other securities exchange or national quotation system on which the Boron Common Stock is then listed or quoted; and

(xx)           take all such other commercially reasonable actions as are necessary or advisable in order to expedite or facilitate the disposition of such Registrable Securities in accordance with the terms hereof.

(b)               In connection with the Registration Statement relating to such Registrable Securities covering an Underwritten Offering, Boron and the relevant Shareholders agree to enter into a written agreement with the Underwriters selected in the manner herein provided in such form and containing such provisions as are customary in the securities business for such an arrangement. In the event an Underwritten Offering is not consummated because any condition to the obligations under any related written agreement with such Underwriters is not met or waived, and such failure to be met or waived is not attributable to the fault of the Shareholders, such Underwritten Offering will not count for purposes of determining when future Underwritten Offerings may be requested by Shareholders pursuant to Section 2.01 or Section 2.02.

Section 2.07.                        Conditions to Offerings. (a) The obligations of Boron to take the actions contemplated by Section 2.01, Section 2.02, Section 2.03 and Section 2.06 with respect to an offering of Registrable Securities will be subject to the following conditions:

(i)                 Boron may require the relevant Shareholders to furnish to Boron such information regarding such Shareholders, the Registrable Securities or the distribution of such Registrable Securities as Boron may from time to time reasonably request in writing, in each case to the extent required by the Securities Act and the rules and regulations promulgated thereunder, or under state securities or “blue sky” laws; and

(ii)               in any Underwritten Offering, the relevant Shareholders together with Boron and any other holders of Boron’s securities proposing to include securities in any Underwritten Offering, will enter into a customary underwriting agreement in

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accordance with Section 2.06(b) with the Underwriter or Underwriters selected for such underwriting, as well as such other documents customary in similar offerings.

(b)               The Shareholders agrees that, upon receipt of any notice from Boron of the happening of any event of the kind described in Section 2.06(a)(iv) or 2.06(a)(v) or a condition described in Section 2.08(a), the Shareholders will forthwith discontinue disposition of such Registrable Securities pursuant to the Registration Statement covering the sale of such Registrable Securities until the Shareholder’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 2.06(a)(iv) or notice from Boron of the termination of the stop order or Suspension Period. In the event Boron gives any such notice, the applicable time period mentioned in Section 2.02(b) during which a Registration Statement is to remain effective will be extended by the number of days during the period from and including the date of the giving of such notice pursuant to this Section 2.07(b) to and including the date when the Shareholders will have received the copies of the supplemented or amended prospectus contemplated by Section 2.06(a)(iv) or notice from Boron of the termination of the stop order or Suspension Period.

(c)                Each Shareholder agrees that to the extent timely notified in writing by the Underwriters managing any Underwritten Offering by Boron of shares of Boron Common Stock or any securities convertible into or exchangeable or exercisable for shares of Boron Common Stock, each such Shareholder that is participating in such Underwritten Offering shall agree (the “Underwriter’s Lockup”) not to Transfer any Shares without the prior written consent of Boron or such Underwriters during the period beginning seven (7) days before and ending one hundred twenty (120) days (or, in either case, such lesser period as may be permitted for all Shareholders by Boron or such managing Underwriter or Underwriters) after the pricing date of such Underwritten Offering, subject to any exceptions permitted by such managing Underwriter or Underwriters; provided that any Underwriter’s Lockup shall contain customary exceptions providing that such Shareholder and its Affiliates, other than such Shareholder, may engage in brokerage, investment advisory, financial advisory, anti-raid advisory, merger advisory, financing, asset management, trading, market making, arbitrage, principal investing and other similar activities conducted in the ordinary course of their Affiliates’ business, other than with respect to the Shares owned by such Shareholder. The Underwriter’s Lockup shall provide that if all or a portion of the Shares of any Shareholder is released from an Underwriter’s Lockup or all or a portion of the Shares of any other party who entered into a substantially similar agreement with the Underwriters in connection with such Underwritten Offering is released from such agreement, then the same percentage of the shares of each Shareholder shall be released from the Underwriter’s Lockup.

Section 2.08.                        Suspension Period.

(a)                Notwithstanding anything to the contrary contained in this Agreement, if the filing, initial effectiveness or continued use of (i) any Shelf Registration Statement for resales of Registrable Securities pursuant to Section 2.01 or Section 2.03 or (ii) any Registration Statement for resales of Registrable Securities pursuant to Section 2.02 or Section 2.03 at any time would, (A) in the good faith judgment of the Board of Directors of Boron, (i) require the disclosure of material non-public information by Boron, the premature disclosure of which at such time would be materially detrimental to Boron, or (ii) require the disclosure in any such

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Shelf Registration Statement or Registration Statement of a contemplated bona fide material financing, acquisition, corporate reorganization or other similar material transaction or other material event or circumstance affecting Boron, the premature disclosure of which at such time would be materially detrimental to Boron or the holders of Boron Common Stock; or (B) require the inclusion, at that time, in such Shelf Registration Statement or Registration Statement, as applicable, of financial statements of a business to be acquired, or pro forma financial statements reflecting the acquisition of such business, where the business combination has occurred, or is probable, and such financial statements are not then available to Boron for reasons beyond Boron’s control; provided, in the case of this clause (B), that Boron shall use its reasonable best efforts to obtain such financial statements as promptly as practicable, Boron shall be entitled, from time to time, by delivering a certificate signed by the chief executive officer or the chief financial officer of Boron to the Shareholders certifying to the determination of the board of directors of Boron described above, to require the Shareholders to suspend the use of the Prospectus included in any Shelf Registration Statement or to postpone the filing or suspend the use of any Registration Statement for a reasonable period of time not to exceed sixty (60) days in succession (or a longer period of time with the prior written consent of a majority of the Shareholders, which consent shall not be unreasonably withheld), one hundred and twenty (120) days in the aggregate in any one-year period or three (3) times in any one-year period (a “Suspension Period”); provided that Boron shall not register any securities for sale for its own account or that of any other shareholder during any Suspension Period. In the event of any such suspension pursuant to this Section 2.08(a), Boron shall furnish to the Shareholders a written notice setting forth the estimated length of the anticipated delay. Boron will use reasonable best efforts to limit the length of any Suspension Period and shall notify the Shareholders promptly upon the termination of the Suspension Period. Notice of the commencement of a Suspension Period shall simply specify such commencement and shall not contain any facts or circumstances relating to such commencement or any material non-public information. Boron shall respond promptly to reasonable inquiry by a Shareholder as to such facts and circumstances. Upon notice by Boron to the Shareholders of any determination to commence a Suspension Period, the Shareholders shall keep the fact of any such Suspension Period strictly confidential, and during any Suspension Period, promptly halt any offer, sale, trading or transfer of any Boron Common Stock pursuant to such Prospectus for the duration of the Suspension Period until (x) the Suspension Period has expired or, if earlier (y) Boron has provided notice that the Suspension Period has been terminated.

(b)               After the expiration of any Suspension Period and without any further request from a Shareholder, Boron shall as promptly as reasonably practicable prepare a Registration Statement or post-effective amendment or supplement to the applicable shelf Registration Statement or Prospectus, or any document incorporated therein by reference, or file any other required document so that, as thereafter delivered to purchasers of the Registrable Securities included therein, if necessary so that the Prospectus will not include a material misstatement or omission or be not effective and useable for resale of Registrable Securities.

Section 2.09.                        Registration Expenses. Subject to Section 2.04, all fees and expenses incurred by Boron in effecting any registration pursuant to this Article II, including all fees and expenses incurred in complying with securities or “blue sky” laws, printing expenses, any registration or filing fees payable under any federal or state securities or “blue sky” laws, the fees and expenses incurred in connection with any listing or quoting of the securities to be

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registered on any national securities exchange or automated quotation system, fees of FINRA, fees and disbursements of counsel for Boron, fees and disbursements of one counsel for the holders of Registrable Securities whose shares are included in a Registration Statement or Underwritten Offering, which counsel shall be selected by the holders of a majority of the Registrable Securities being sold pursuant to such Registration Statement or Underwritten Offering, and fees and expenses of Boron’s independent registered certified public accounting firm, will be borne by Boron; provided, however, that the Shareholders will bear and pay any underwriting discounts, fees and commissions of any Underwriters and transfer taxes and any expenses required by applicable Law to be paid by a selling shareholder, in each case with respect to Registrable Securities offered for the Shareholders’ account pursuant to any Registration Statement.

     Section 2.10.                        Rules 144 and 144A and Regulation S. Boron covenants that it will use reasonable best efforts to file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder and it will use reasonable best efforts to take any such further action promptly as reasonably requested, all to the extent required from time to time to enable the Shareholders to sell Registrable Securities without registration under the Securities Act pursuant to (i) Rules 144, 144A or Regulation S under the Securities Act, as such provisions may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the SEC. Upon the reasonable request of a Shareholder, Boron will deliver to such Shareholder a written statement as to whether it has complied with such requirements and, if not, the specifics thereof.

     Section 2.11.                        Indemnification; Contribution. (a) In connection with any registration of Registrable Securities or Underwritten Offering pursuant to Section 2.01, Section 2.02 or Section 2.03, Boron will indemnify, defend and hold harmless each Shareholder, its Affiliates, directors, officers, shareholders and employees and each Person who controls such Shareholders within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively, the “Indemnified Persons”) from and against any and all Losses caused by any untrue or alleged untrue statement of material fact contained or incorporated by reference in any part of any Registration Statement or any Prospectus, including any amendment or supplement thereto, used in connection with the Registrable Securities, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus, in the light of the circumstances under which they were made) not misleading; provided, however, that Boron will not be required to indemnify any Indemnified Person for any such Loss arising out of or with respect to sales pursuant to the Registration Statement or Prospectus based upon information in the Registration Statement or Prospectus that was represented by Silicon or Silicon Holdings as true and correct in the Merger Agreement, and with respect to which Boron would not have been reasonably expected to discover the failure of such information to be true and correct prior to the date of such sales.

   (b)               In connection with any Registration Statement or Prospectus, the Shareholders who sell Registrable Securities pursuant to such Registration Statement or Prospectus will severally but not jointly indemnify, defend and hold harmless Boron, its directors, its officers, its employees and each Person, if any, who controls Boron (within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act) to the same extent as the foregoing indemnity from Boron to the Shareholders, but only with respect to information arising out of or based upon information furnished in writing by such Shareholder or on such Shareholder’s behalf (in each case, in its capacity as a Shareholder), in either case expressly for use in any Registration Statement or any Prospectus, including any amendment or supplement thereto.

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(c)                In case any claim, action or proceeding (including any governmental investigation) is instituted involving any Person in respect of which indemnity may be sought pursuant to Section 2.11(a) or Section 2.11(b), such Person (the “Indemnified Party”) will promptly notify the Person against whom such indemnity may be sought (the “Indemnifying Party”) in writing and the Indemnifying Party shall be entitled to participate therein and, to the extent it shall wish, to assume the defense thereof with counsel reasonably satisfactory to the Indemnified Party and will pay the fees and disbursements of such counsel related to such proceeding; provided, however, that the failure or delay to give such notice shall not relieve the Indemnifying Party of its obligations pursuant to this Agreement except to the extent that it shall be determined by a court of competent jurisdiction that such Indemnifying Party has been prejudiced by such failure or delay. In any such claim, action or proceeding, the Indemnified Party shall have the right, but not the obligation, to participate in any such defense and to retain its own counsel, but the fees and expenses of such counsel will be at the expense of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party have mutually agreed to the retention of such counsel, (ii) the Indemnifying Party fails to assume the defense of the claim, action or proceeding within fifteen (15) Business Days following receipt of notice from the Indemnified Party or (iii) the Indemnified Party and the Indemnifying Party are both actual or potential defendants in, or targets of, any such action and the Indemnified Party has been advised by counsel that representation of both parties by the same counsel would be inappropriate due to actual or potential conflicting interests between them. It is understood that the Indemnifying Party will not, in connection with any claim, action or proceeding or related claims, actions or proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one (1) separate firm of attorneys (in addition to any local counsel) at any time for all such Indemnified Parties and that all such reasonable fees and expenses will be reimbursed as they are incurred. In the case of the retention of any such separate firm for the Indemnified Parties, such firm will be designated in writing by the Indemnified Parties. The Indemnifying Party will not be liable for any settlement of any claim, action or proceeding effected without its written consent (which consent shall not be unreasonably withheld, conditioned or delayed), but if such claim, action or proceeding is settled with such consent or if there has been a final judgment for the plaintiff, the Indemnifying Party agrees to indemnify the Indemnified Party from and against any Loss by reason of such settlement or judgment. No Indemnifying Party will, without the prior written consent of the Indemnified Party, settle, compromise or offer to settle or compromise any pending or threatened proceeding in respect of which any Indemnified Party is seeking indemnity hereunder, unless such settlement includes (i) an unconditional release of such Indemnified Party from all liability in connection with such proceeding, (ii) no finding or admission of any violation of Law or any violation of the rights of any Person by the Indemnified Party or any of its Affiliates can be made as the result of such action and (iii) the sole relief (if any) provided is monetary damages that are reimbursed in full by the Indemnifying Party.

(d)               If the indemnification provided for in this Section 2.11 from the Indemnifying Party is unavailable to an Indemnified Party hereunder or is insufficient in respect of any Losses referred to in this Section 2.11, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party, will contribute to the amount paid or payable by such Indemnified Party as a result of such Losses (i) in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions that resulted in such Losses, as well as any other relevant equitable considerations, or (ii) if the

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allocation provided by clause (i) is not permitted by applicable Law, in such proportion as is appropriate to reflect not only the relative fault referred to in clause (i) but also the relative benefit of Boron, on the one hand, and such Shareholder, on the other, in connection with the statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party will be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been taken by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of the Losses referred to above will be deemed to include, subject to the limitations set forth in Section 2.11(c), any reasonable legal or other out of pocket fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

(e)                The parties agree that it would not be just and equitable if contribution pursuant to Section 2.11(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in Section 2.11(d). No Person guilty of “fraudulent misrepresentation” (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. In no event shall any Shareholder be obligated to provide indemnification or contribution in excess of the net aggregate proceeds received from the sale of Registrable Securities pursuant to the applicable Registration Statement or Prospectus.

Section 2.12.                        Termination. The provisions in this Article II shall terminate with respect to each individual Shareholder on the first date when such Shareholder no longer holds any Registrable Securities.

Section 2.13.                        Participating Shareholder. By written notice delivered to Boron, any Shareholder (an “Opting-Out Shareholder”) may elect to waive its right to participate in Underwritten Offerings and to be a Piggyback Shareholder and participate in a Piggyback Registration (“Section 2.13 Opt-Out”), until such time as the written notice is rescinded in writing. During such time as a Section 2.13 Opt-Out is in effect: (a) the Opting-Out Shareholder shall not receive notices of any proposed Underwritten Offering or Piggyback Registration, (b) shall not be entitled to participate in any such Underwritten Offering pursuant to Section 2.01(d) or Section 2.02(a), or Piggyback Registration pursuant to Section 2.03, and (c) shall not be subject to Section 2.07(c).

Section 2.14.                        No Waiver. Notwithstanding anything to the contrary contained herein, nothing in this Annex B shall be deemed a waiver by Boron of any restrictions on the Transfer of any Registrable Securities.

Section 2.15.                        Limitations on Subsequent Registration Rights. From and after the date of this Agreement, Boron shall not, without the prior written consent of Shareholders holding a majority of the Registrable Securities then held by the Shareholders, enter into any agreement with any holder or prospective holder of any Equity Interests that is inconsistent with the terms of this Agreement, including an agreement that would provide to such holder the right to include Equity Interests in any registration on other than (a) a pro rata basis with respect to the Registrable Securities or (b) on a subordinate basis after all applicable Shareholders have had the opportunity to include in the registration and offering all shares of Registrable Securities that they wish to so include. Boron is not a party to any agreement or arrangement providing registration rights to any other Person as of the date hereof.

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Section 2.16.                        Recapitalizations, Exchanges Affecting the Registrable Securities. The provisions of this Agreement shall apply, to the full extent set forth herein, with respect to the Registrable Securities, to any and all shares of stock of Boron or any successor or assign of Boron (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for, or in substitution of the Registrable Securities, by reason of a stock dividend, stock split, stock issuance, reverse stock split, combination, recapitalization, reclassification, merger, consolidation or otherwise. Upon the occurrence of any of such events, amounts hereunder shall be appropriately adjusted.

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Annex C

Subject Seller Ownership of Holdings Units

Annex D

Subject Sellers; Subject Seller Notice Information